EXHIBIT 32.2

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

In accordance with the rules and regulations of the Securities and Exchange Commission, the following certification shall not be deemed to be filed with the Commission under the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, notwithstanding any general incorporation by reference of this Report of Arabella Exploration, Inc. (the “Company”) on Form 10-K as filed with the Commission on the date hereof (the “Report”), into any other document filed with the Commission by the Company.

In connection with Annual Report of Arabella Exploration, Inc. and its subsidiaries (“Company”) on Form 10-K for the period ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (“Report”), the undersigned, Terry E. Sanford, Chief Financial Officer of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 14, 2016	By:	/s/ Terry E. Sanford
Name: Terry E. Sanford
Title: Chief Financial Officer